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                                                                  Exhibit 10.31


1881 Worcester Road, Suite 2
Framingham, MA 01701-5459

508 416 6300                                              furniture.com [LOGO]
508 416 6370 (fax)                                      All the comforts of home

January 11, 2000

Brick by Brick, LLC
More Bricks Realty Trust
4 Lantern Lane
Worcester, MA 01609
Attn: Steven Rothschild

      RE:   40 Jackson Street, Worcester, MA
            100 Beacon Street, Worcester, MA

Dear Steve,

This letter will confirm our agreement, effective December 30, 1999, regarding the termination of the Leases between Furniture.com, Inc. and Brick by Brick L.L.C. and More Bricks Realty Trust for the above-referenced properties (the "Properties"). We agree that the Leases are hereby terminated, according to the following terms:

      1. Furniture.com shall pay More Bricks Realty Trust $200,000 and Brick by Brick LLC $400,000 for a total of $600,000, which amount shall include rent for February and March 2000, and shall be paid by January 20th 2000.

      2. Furniture.com shall vacate the Properties by March 31, 2000 and shall be responsible for all taxes, utilities, and maintenance insurance and other costs associated with their occupancy until the date the premises are vacated.

      3. Brick by Brick Realty, LLC and More Bricks Realty Trust hereby release Furniture.com from any claims arising under the Leases or in connection with the Properties other than the payment obligations and other obligations set forth herein.

Please indicate your agreement to the foregoing by signing where indicated below and returning to me.

Sincerely,                                 ACCEPTED AND AGREED

                                           MORE BRICKS REALTY TRUST
/s/ Edwin T. Derecho                       BRICK BY BRICK REALTY, LLC

Edwin T. Derecho
Chief Financial Officer
Furniture.com, Inc.                        By: /s/ [ILLEGIBLE]
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